Exhibit 99.1

Forum Reports Fourth Quarter and Full Year 2025 Financial Results

Company Introduces 2026 Guidance as RWA Tokenization Platform Begins to Scale

PALM BEACH, Fla., March 31, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM) (“Forum” or the “Company”), a digital asset platform modernizing capital markets through the tokenization of real-world assets on Ethereum, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“In less than a year, Forum has moved from concept to execution: from building the infrastructure, establishing key partnerships, and validating our technology, to generating revenue from yield on a growing base of real-world assets,” said McAndrew Rudisill, chairman and CEO. “Our recent launch of the Eurus Aero Token I demonstrates that our tokenization framework works in practice, enabling contracted, cash-flow-generating assets to be brought onto the blockchain for qualified investors. Today, we generate yield on our growing asset base, and tokenization multiplies the value of that model over time, a combination that differentiates Forum from many digital asset oriented companies. The transition from traditional to blockchain-based capital markets is underway. The question is not if it happens, but who builds and scales the leading platforms. As an early mover in this space, we intend for Forum to be one of those platforms.”

Business Highlights:

●	Expanded Real-World Asset Origination Ecosystem: Acquired a 20% ownership stake in Karus, an AI-driven auto credit analytics platform, and a 15% stake in Zippy, a digital manufactured housing lending platform, establishing access to large-scale asset pipelines across auto credit and residential lending.

●	Completed Strategic Rebrand to Forum Markets: Rebranded from ETHZilla Corporation to Forum Markets, Incorporated, and began trading under the ticker “FRMM” progressing the Company’s evolution towards a platform focused on institutional-grade real-world asset tokenization and blockchain-based capital markets infrastructure.

●	Launched First of its Kind Tokenized Aerospace Product: Introduced Eurus Aero Token I, an L2 Ethereum-based asset backed by jet engines leased to a major U.S. air carrier, marking the first demonstration of Forum’s framework for tokenized, cash-flow-generating real-world assets. The novel offering provides accredited investors exposure to aerospace lease income through tradable digital tokens distributed via the Liquidity.io ecosystem with a minimum investment of only $1,000.

●	Expanded Portfolio of High Yielding Assets for Tokenization: Acquired a portfolio of 95 manufactured and modular home loans for approximately $4.7 million, expected to generate approximately 10.36% annualized yield. This acquisition represents Forum’s first residential credit asset pool intended for tokenization and generates immediate yield for the Company.

●	Activated Real-World Credit Infrastructure for Auto Loan Tokenization: Established a $10 million revolving auto loan warehouse facility enabling 24/7/365 blockchain-enabled loan settlement and short-duration aggregation of receivables sourced through the Karus network. The facility is expected to immediately generate approximately 12–13% annualized yield and provides a scalable pipeline for future tokenized auto credit products.

●	Repositioned Balance Sheet to Support RWA Revenue-Oriented Strategy: Eliminated direct Ether price exposure through ETH sales and derivative hedging of its remaining position and reallocated capital toward income-generating real-world assets and tokenization infrastructure aligned with the Company’s strategy.

●	Strengthened Governance and Leadership Infrastructure: Expanded the Board of Directors with the appointments of Angela Dalton and Michael Edwards as independent directors and appointed Robert Spake as General Counsel, enhancing governance and regulatory expertise as Forum scales its tokenized asset platform.

“2025 was the year we built the foundation — repositioning the balance sheet, establishing key origination partnerships, and beginning to deploy capital into income-producing real-world assets,” said John Saunders, chief financial officer. “As we enter 2026, we are introducing our initial full-year guidance.

Looking further ahead, we are targeting meaningful year-over-year revenue growth acceleration as we exit 2026 setting us up to generate positive cash flow in 2027. The fundamentals of this business — yield today, tokenization economics tomorrow, recurring asset management fees over the long term — are intact and improving.”

Outlook

●	The Company expects to exit 2026 with between $125 million and $200 million in assets under management (AUM) across its tokenized and pre-tokenization credit portfolios. This range reflects its current asset pipelines across aircraft engines, auto credit, manufactured housing, and two new origination channels we are establishing in commercial real estate and equipment finance. AUM is expected to grow asymmetrically in the back half of the year as new origination pipelines come online

●	The Company anticipates total revenue to be in the range of $18 million to $26 million. This guidance reflects yield income from its existing and anticipated asset base, structuring and origination fees from tokenized product launches, and early-stage asset management economics as tokenized products remain outstanding.

●	Forum is targeting AUM at year-end 2027 to be in $300 million to $400 million, which the Company believes would result in year-over-year revenue growth of 50% to 100% in 2027.

Fourth Quarter and Full Year 2025 GAAP Financial Highlights

(in millions, except per share amounts)	For the Quarter Ended Dec. 31, 2025	For the Year Ended Dec. 31, 2025
Revenue	$2.4	$6.5
Gross Profit	$2.4	$6.5
CapEx	--	$127.6
Cash and Cash Equivalents	--	$9.0

●	Full-year revenue of $6.5 million, driven primarily by staking yields and incentive tokens earned through liquid staking activities

●	Full year net loss from Continuing Operations of $450.5 million, primarily attributable to significant non-recurring and non-cash charges associated with the Company’s corporate transformation, including stock-based compensation tied primarily to warrant issuances and financing transactions completed during the recapitalization.

●	Full year adjusted EBITDA of -$218.5 million*

*	Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA, are included later in this release (see also “Non-GAAP Financial Measures”, below).

Conference Call Information

The Company will host a live webcast at 10:30 a.m. ET today to discuss its fourth quarter and full year 2025 results.

To register and listen to the live webcast, please use the link found here. A replay of the webcast will be available for approximately one year in the investor’s section of the Company’s website at forum-markets.com.

About Forum

Forum Markets, Incorporated (Nasdaq: FRMM) is a digital asset platform modernizing capital markets through the tokenization of institutional-grade real-world assets on Ethereum. The Company structures and brings cash-generating assets onto blockchain-based infrastructure to unlock liquidity, broaden investor access, and enable more efficient primary issuance and secondary market activity. Forum integrates traditional asset management principles with scalable digital market architecture as it builds a new framework for how real-world value is originated, accessed, and traded. For more information, visit www.forum-markets.com.

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
Revenues	$2,437	$-	$6,547	$-

Total cost of revenues	-	-	-	-
Gross income	2,437	-	6,547	-

Selling, general and administrative expense	12,043	998	239,997	4,419
Operating income (loss)	(9,606)	(998)	(233,450)	(4,419)

Interest expense	(2,736)	(9)	(3,056)	(35)
Other income	(219,181)	(48)	(207,025)	1,842
Income (loss) before income taxes	(231,523)	(1,055)	(443,531)	(2,612)
Income tax benefit	-	(2)	-	(2)
Net Income (loss) from Continuing Operations	(231,523)	(1,057)	(443,531)	(2,614)
Net Income (loss) from Discontinued Operations	1,840	(3,217)	(6,990)	(3,554)
Deemed Dividend	-			(8,012)
Net Income (loss)	(229,683)	(4,274)	(450,521)	(14,180)
Other Comprehensive Income (loss)	(435)	66	(76)	(16)
Total Comprehensive Loss	(230,118)	(4,208)	(450,597)	(14,196)

Basic and Diluted Net Loss per Common Share - Continuing operation	$(12.14)	$(3.32)	$(54.32)	$(2.86)
Basic and Diluted Net Loss per Common Share - Discontinured operation	$0.10	$(10.12)	$(0.86)	$(3.88)

Weighted average Common Stock outstanding – basic	19,064	318	8,165	915
Weighted average Common Stock outstanding – diluted	19,064	318	8,165	915

FORUM MARKETS, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,018	$4,567
Restricted cash	1,016	-
Prepaid expenses and other current assets	4,514	478
Current assets of discontinued operations	22	97
Total current assets	13,570	5,142

Marketable Securities	4,411	-
Digital Assets	61,587	-
Staking Receivables	181,011	-
Other noncurrent assets	45,718	7,622
Total assets	$306,297	$12,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,556	$359
Accrued expenses and other current liabilities	6,377	4
Loans payable, current portion	251	-
Collateralized loans, current portion	31,513	1
Current liabilities of discontinued operations	1,232	3,141
Total current liabilities	40,929	3,505
Long-term accrued expenses and other noncurrent liabilities	-	7
Collateralized loans, noncurrent portion	25,950	-
Total liabilities	$66,879	$3,512

STOCKHOLDERS’ EQUITY
Class B Convertible Preferred Stock	-	-
Common Stock	2	-
Treasury Stock	-	-
Additional paid-in capital	834,453	153,692
Accumulated deficit	(592,044)	(141,523)
Accumulated other comprehensive income	(2,993)	(2,917)
Total stockholders’ Equity	239,418	9,252
Total liabilities and stockholders’ Equity	$306,297	12,764

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the years ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(443,531)	$(2,614)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation expense	213,447	280
Change in fair value of derivative liability	81,299	-
Digital asset gains and losses	21,148	-
Change in fair value of available for sale securities	138	-
Non-cash settlement expense	103,892	-
Non-cash staking and incentive revenue	(6,547)	-
Loss on make whole provision	6,325
Gain loss on settlement of liabilities	-	(53)
Changes in operating assets and liabilities:
Prepaid expense and other currentassets	(3,314)	1,295
Accounts payable	1,350	(149)
Accrued expenses	500	94
Net cash used in operating activities from continuing operations	(25,293)	(1,147)
Net cash used in operating activities from discontinued operations	(758)	(24)
Net cash used in operating activities	(26,051)	(1,171)

Cash Flows from Investing Activities:
Purcases of marketable securities	(4,626)	-
Purchases of digital assets	(244,275)	-
Purchase of equity investments	(13,000)
Sale of digital assets	134,267
Net cash used in investing activities from continuing operations	(127,634)	-
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(127,634)	-

Cash Flows from Financing Activities:
Proceeds from sale of December 2024 Offering stock and warrants	-	2,573
Repayment of loans payable	(364)	(1,306)
Repayment of loans payable related parties	(1,000)	-
Treasury stock purchases	(46,263)	-
Proceeds from collateralized loan	50,000	-
Repayment of collateralized loan	(50,000)	-
Proceeds from convertible debt, net	500,001	-
Repayment of convertible debt	(603,893)	-
Proceeds from exercise of common stock options	455	-
Proceeds from exercise of common stock warrants	5,606	2,798
Proceeds from shares issued for cash and warrants, net	303,762	-
Net cash provided by (used in) financing activities from continuing operations	158,304	4,065
Net cash provided by (used in) financing activities from discontinued operations	(151)	(33)
Net cash provided by (used in) financing activities	158,153	4,032
Net change in cash, cash equivalents and restricted cash	4,468	2,861
Cash, cash equivalents and restricted cash – beginning of the period	4,567	1,706
Cash, cash equivalents and restricted cash – end of the period	$9,035	$4,567

Non-GAAP Reconciliation

	For the three months ended December 31,		For the years ended December 31,
(in thousands)	2025	2024	2025	2024
Net income (loss) from continuing operations	$(231,523)	$(1,057)	$(443,531)	$(2,614)
Income tax benefit	-	-	-	2
Depreciation and amortization	-	-	-	-
Interest expense	2,736	9	3,056	35
EBITDA	(228,787)	(1,048)	(440,475)	(2,577)
Stock-based compensation(1)	4,524	34	213,447	280
Business development & integration expenses(2)	-	-	-	-
Offering costs(3)		-	8,575	-
Loss on disposal and non-cash impairment charges(4)	-	-	-	-
Adjusted EBITDA	$(224,263)	$(1,014)	$(218,453)	$(2,297)

(1)	non-cash stock-based compensation expense associated with employee and non-employee equity awards
(2)	expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines
(3)	one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period
(4)	non-recurring or one time charges

Non-GAAP Financial Measures

Although we believe that net income or loss, as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and we use these measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance. EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including non-cash stock-based compensation, business development and integration expenses, offering costs, non-cash adjustments to the fair value of earnout consideration, and non-cash adjustments to the fair value of outstanding warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the below reconciliation of these non-GAAP financial measures to their GAAP counterparts, under “GAAP to non-GAAP Reconciliation”, above.

Projections

The financial projections (the “Projections”) included herein were prepared by Forum in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Forum were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Forum to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Forum; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current ETH pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Forum, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Forum’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Forum. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Forum, its management, advisors, or any other person that the Projections can or will be achieved. Forum cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s stock repurchase, prior private placements and related transactions, prior OTC transaction, the amount, timing, and sources of funding for its stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the assets to be held by the Company, the Company’s current and anticipated yield strategies, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may becorrelated to the price of digital assets; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

SOURCE Forum Markets, Incorporated